                                                                 EXHIBIT (p)(24)

                              [ROXBURY LETTERHEAD]




                      CERTIFICATION PURSUANT TO RULE 17j-1


        The undersigned, in his capacity as Senior Managing Director/Portfolio Manager of Roxbury Capital Management, LCC (the "Sub-Adviser"), sub-adviser to the Aggressive Opportunities Fund of The Vantagepoint Funds (the "Funds") hereby certifies the following:

1. The Sub-Adviser has adopted a Code of Ethics (the "Code") pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2. The Sub-Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3. The Sub-Adviser's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b); and

4. In accordance with Rule 17j-1, the Sub-Adviser has submitted its Code to the Funds' Board of Directors for approval.

        Witness my hand this 5th day of March 2001




                                          /s/ ANTHONY H. BROWNE
                                          --------------------------------------
                                          Signature

                                          ANTHONY H. BROWNE
                                          --------------------------------------
                                          Printed Name

                                          Sr. Mg. Dir., CEO
                                          --------------------------------------
                                          Title

                         Roxbury Capital Management, LLC


                                 CODE OF ETHICS







   100 Wilshire Blvd., Suite 600, Santa Monica, CA 90401   Tel: (310) 917-5600
                                  Rev. 2/15/00


                                 CODE OF ETHICS

                    Revised Effective Date: February 15, 2000

        I.  PREAMBLE

        This Code of Ethics is being adopted to effectuate the purposes and objectives of Sections 204A and Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204-2 under the Advisers Act and Rule 17j-l under the Investment Company Act of 1940 (the "Company Act").
        Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers, including Roxbury Capital Management, LLC ("Roxbury"). Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of certain persons employed by investment advisers. Section 206 of the Advisers Act makes it unlawful, among other things, for Roxbury and its employees in connection with the purchase or sale by such person of a security held or to be acquired by Roxbury for a client:

               (1) To employ any device, scheme or artifice to defraud any client or prospective clients;

               (2) To make any untrue statement of a material fact or omit to state to a client or prospective client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

               (3) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or

               (4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

        Rule l7j-1 also requires an adviser to an investment company adopt a written code of ethics containing provisions reasonably necessary to prevent persons from violating the above standard and to prevent violations of its code of ethics. This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and to assure that Roxbury's clients interests are considered first. This Code also establishes procedures reasonably necessary to prevent violations of this Code.

        It is Roxbury's policy not to permit its officers and/or employees or their immediate family members to benefit from trading done for its clients at the expense of clients. However, Roxbury does allow officers and employees including their family members to own, purchase and/or sell securities which Roxbury purchases or sells for client accounts subject to the rules contained herein. Roxbury believes such a policy creates a commonality of interest between the clients and Roxbury's officers and employees.

        In addition, Roxbury permits employees to invest in Roxbury and in privately offered, pooled investment vehicles that invest only in publicly traded securities and are managed or advised by Roxbury because such investments do not present the conflicts of interest involved in the purchase of other privately offered securities that Rule 17(j)-1 was designed to prevent. Therefore, Roxbury hereby pre-approves the purchase by an Employee-Related Account or Employee Client Account, as those terms are defined herein, of an interest in Roxbury or in any privately offered, pooled investment vehicle that invests only in publicly traded securities and is managed or advised by Roxbury.

        It is the desire of Roxbury that the Code of Ethics be conscientiously followed and effectively enforced. The prime responsibility for following it rests with each employee. While Roxbury will oversee compliance with the Code of Ethics, a conscientious and professional attitude on the part of each employee will ensure that Roxbury fulfills the highest ethical standards.

II.     PERSONAL TRADING POLICY

        A.     DEFINITIONS

 1.  BENEFICIAL OWNERSHIP ACCOUNT

     A Beneficial Ownership Account means an account in which the employee has a beneficial ownership interest as that term is defined in Rule l6a-1(a)(2) under the Securities Exchange Act of 1934. See Appendix A for a copy of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

 2.  CLIENT ACCOUNT

     A "Client Account" means an account that meets all of the following requirements:

     a. The client has signed an investment management or investment advisory agreement with Roxbury; and

     b. The account is not owned by a person related to an employee; provided, however, that any pooled investment vehicle managed or advised by Roxbury in which any Roxbury employee has an ownership interest shall, nevertheless, be considered a "Client Account."

 3.  EMPLOYEE-RELATED ACCOUNT

     An "Employee-Related Account" refers to an account, except an Employee Client Account, for any of the following persons:

     a. the employee regardless of whether his principal office is in Santa Monica, California or elsewhere;
     b.     the employee's spouse;
     c.     the employee's minor child or children;
     d. any other relative of the employee or employee's spouse, sharing the same home as the employee;
     e. any entity or individual for whom/which the employee acts as trustee, executor or agent; or
     f. any other account for which the employee has discretionary authority to trade except a Client Account or an Employee Client Account. For example, if an employee has authority to place a trade for a parent's account and the account is not an Employee Client Account, such an account would be an Employee-Related Account and the Code of Ethics would apply to all transactions in such an account.

 4.  EMPLOYEE CLIENT ACCOUNT

     "Employee Client Account" means an account that meets all of the following requirements:

     a. The account is owned by an employee or a person related to the employee;
     b. The account is managed and traded by a Roxbury employee(s) who is not related to the owner of the account;
     c. The account has signed an investment management agreement with Roxbury; and
     d. The account has been approved as an Employee Client Account by personnel designated by the Compliance Committee ("Compliance Designee").

 5.  SECURITY

     "Security" means any interest or instrument commonly known as a security, including stocks, bonds, notes, options, warrants, Securities acquired in privately placed offerings, financial commodities, other derivative products and interest in limited partnerships, limited liability companies or other business ventures, except for purposes of this Code of Ethics, the term "Security" does not include any U.S. government obligation or the shares of any registered open-end mutual fund.

 6. "Trading Program" means the purchase or sale of a Security across the majority of existing Client Accounts managed in a particular investment style. In addition, Institutional Accounts, Private Client Group Accounts
        and Wrap Accounts shall each be considered a different investment style for the purpose of defining a "Trading Program." A Trading Program does not include purchases or sales of Securities for new Client Accounts or as a result of additions to, or withdrawals from, one or more Client Accounts.

B.  PROHIBITED TRANSACTIONS FOR EMPLOYEE RELATED ACCOUNTS.

    No Employee Related Account shall:

    1. Purchase or sell any publicly traded Security without the prior written approval of the Compliance Designee on the same day as the transaction occurs. (See Section II. B.13 below for the rules regarding private placement transactions.) Prior to granting approval, the Compliance Designee shall take necessary steps to be sure that Roxbury is not purchasing or selling for any Client Account, the Security requested to be purchased or sold by the Employee-Related Account and that the proposed transaction is in compliance with the other provisions of
        Section II.B of this Code. A Pre-Clearance Form in the form of Exhibit F attached hereto must be filled out and signed by the Compliance Designee and will be valid only for the remainder of the business day on which the approval was given. If an employee is unable to complete the trade before the end of the business day, the employee will need to obtain approval on the next day that the employee wishes to make the purchase or sale. If an employee places a "limit order" on the transaction and the order is not completed during the day on which the approval is given, the remaining order must be re-approved by the Compliance Designee.

    2. Purchase any Security that Roxbury is purchasing for any Client Accounts pursuant to a Trading Program until all purchases for Client Accounts pursuant to the Trading Program have been completed.

    3. Purchase any Security that is being sold pursuant to a Trading Program until five (5) business days after all sales for Client Accounts pursuant to the Trading Program have been completed.

    4. Sell any Security that Roxbury is selling for any Client Accounts pursuant to a Trading Program until all sales for Client Accounts pursuant to the Trading Program have been completed.

    5. Sell any Security that is being purchased pursuant to a Trading Program until five (5) business days after all purchases for Client Accounts pursuant to the Trading Program have been completed.

    6. Purchase or sell any Security that Roxbury is purchasing or selling for any Client Accounts other than as a result of a Trading Program, on any given day until all orders for such purchases or sales have been completed.

    7. Purchase or sell any Securities on the "Watch List" even if Roxbury currently holds the Security for Client Accounts. The Watch List comprises Securities Roxbury is closely observing with anticipation of imminent action in on behalf of Client Accounts.

    8. Purchase or sell any options without the prior written approval of the Compliance Designee except that employees may receive options to purchase interests in Roxbury Capital Management, LLC.

    9. Sell short any Security without the prior written approval of the Compliance Designee.

   10. Sell any Security until at least 30 days after it has been purchased without the prior written approval of the Compliance Designee.

   11. Purchase any Security in an initial public offering ("IPO") unless: (a) the reason the Employee-Related Account has access to the IPO is not related to the employee's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing and given a written justification for his decision.




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


   12. Purchase any Security in an initial secondary offering unless: (a) the reason the Employee-Related Account has access to the secondary offering is not related to the employee's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing.

   13. Purchase or sell any Security in a private placement of Securities unless:

        (a) the Security is an option to purchase an interest, or an interest, in Roxbury Capital Management, LLC;

        (b) the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities; or

        (c) the Compliance Designee has approved the private placement transaction in writing and given a written justification for his decision including a written explanation of why the private placement transaction is not appropriate for any Client Account or Roxbury's 401(k) plan.

        If an Analyst or a member of the Investment Committee has an Employee-Related Account that owns a Security acquired in a private placement transaction, such Analyst or Investment Committee member shall not vote or participate in any analysis or decision-making concerning such Security. (See Section II.F.1 for disclosure obligations.)

   14. Purchase or sell any Security in a block trade in which Client Accounts participate.

The above prohibitions shall apply to all Securities transactions except the following:

        (1) Transactions that result from an automatic dividend reinvestment plan;

        (2) Purchases effected upon the exercise of rights issued by an issuer pro rated to all holders of a class of its Securities and sales of such rights so acquired; or

        (3) Transactions over which the employee has no control, including a margin call if the brokerage firm has the authority to determine, in its sole discretion, the Security(ies) to be sold.

C.  PROHIBITED TRANSACTIONS FOR EMPLOYEE CLIENT ACCOUNTS.

    No Employee Client Account shall:

    1.  Purchase any Security in an IPO; and

    2. Purchase or sell any Security in a private placement of Securities unless the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities.

D.  OTHER PROHIBITIONS.

    1. No employee shall violate Section 206 of the Advisers Act or Section 17(j) of the Investment Company Act of 1940 or the rules thereunder.

    2. No employee may have discretionary authority over trading or management of a client account that is related to the employee.

    3. No employee may accept gifts of more than de minimis value from any person or entity that does business with Roxbury. De minimis value will be considered to be $500. Employees receiving gifts of over $500 must



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        report them to the Compliance Designee.

    4. No employee shall give or offer to give anything of value to any person for the purpose of influencing the price of any Security.

    5. No employee shall serve on a Board of Directors of any public company without the prior written approval of the Compliance Designee.

E.      THE WATCH LIST

        THE WATCH LIST IS COMPRISED OF SECURITIES ROXBURY IS CLOSELY OBSERVING AND ANTICIPATING IMMINENT ACTION IN ON BEHALF OF CLIENTS' ACCOUNTS AND, THEREFORE, SECURITIES IN WHICH EMPLOYEE-RELATED ACCOUNTS ARE GENERALLY PROHIBITED FROM TRADING.

        1.      Construction Procedures

                - Investment Committee designates a Watch List control person charged with creating the weekly Watch List ("Control Person").

                - Prior to the regular weekly Investment Committee meeting, the Control Person circulates the previous week's Watch List to all Portfolio Managers and Analysts asking them each to (a) add the name of each and every Security for which such person is preparing a formal recommendation (1) where it is expected that such recommendation will be presented for Investment Committee consideration within the next two weeks; and
                        (b) delete from the Watch List any and all Securities of which such person is aware that its consideration for investment purposes has been indefinitely suspended (2) or terminated for any reason whatsoever. The Control Person revises the Watch List accordingly.

                - Prior to the regular weekly Investment Committee meeting, the Control Person circulates the previous week's Watch List to a representative of the Trading Department asking that person to (a) delete from the Watch List any and all Securities in which system-wide trading has been completed for clients' accounts as directed by the Investment Committee; (b) add to the Watch List those Securities which are the subject of any current and open firm-wide re-balancing or other activity in Client Accounts (3) and (c) delete from the Watch List any Securities which were the subject of any firm-wide re-balancing or other activity in Client Accounts and in which trading has been completed with respect to such Securities in such accounts over the past week. The Control Person revises the Watch List accordingly.


------------------------

(1) The term "formal recommendation" here is shorthand to mean those activities engaged in by Portfolio Managers and Analysts that are necessary and proximate to presenting a Security for the Investment Committee's consideration. At this point in the process we should strive to identify and isolate only those Securities which WILL or ARE SCHEDULED TO be brought to the Investment Committee's attention for definite action within the next two weeks. Securities that are scheduled to be merely reviewed by or discussed with the Investment Committee but are not in a price range which a Portfolio Manager or Analyst believes would result in any action by the Investment Committee need not be included on the Watch List.

(2) Indefinitely suspended, at a minimum, should refer to the case where any definitive decision regarding the purchase or sale of a Security is unlikely to occur for more than a two-week period.

(3) "Other activity in Client Accounts" should not be interpreted to mean purchase or sale activity in connection with account opening transactions on behalf of new wrap or non-institutional separate account clients to the firm. The focus here should be on identifying Securities in which purchase or sale activity was or will be conducted for clients across the board in any given investment product offered by Roxbury.




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


                - At the conclusion of the Investment Committee meeting, the Control Person shall delete from the Watch List any and all Securities which were presented to the Investment Committee in the form of a recommendation for purchase or sale on behalf of Client Accounts and with respect to which a final decision not to purchase or sell, respectively, was made by the Investment Committee. Presumably, the Control Person will not need to add to the Watch List any of the Securities which the Investment Committee voted to purchase or sell on behalf of Client Accounts since these Securities have been on the Watch List for at least two weeks at this point. All Securities selected by the Investment Committee for purchase or sale activity at an Investment Committee meeting will be placed on the Watch List and will remain on the Watch List until the Trading Department has indicated that trading in such Securities has been completed for clients' accounts.

                - After the Investment Committee's meeting, the Control Person updates the Watch List according to the foregoing and circulates it to appropriate employees of the firm.

        2.      Special Situations

                At any time it is concluded (outside of a regularly scheduled Investment Committee meeting) that Roxbury will engage in transactions in a particular Security for Client Accounts, a voting member of the Investment Committee will instruct the Control Person to add such Security to the Watch List. Such Security will remain on the Watch List until the Trading Department has indicated that trading in such Security has been completed for Client Accounts.

F.  PROCEDURES.

    1.  Disclosure of Personal Holdings at Investment Committee Meetings.

        If an Employee-Related Account of a person attending an Investment Committee meeting or if a member of the Investment Committee holds a Security being considered for purchase or sale by Client Accounts, or a Security economically related thereto, such person shall disclose to the Investment Committee his holdings of the Security at the first occasion upon which the employee becomes aware that Roxbury is considering the Security for purchase or sale for Client Accounts.

    2.  Employee Reporting Requirements.

    The following reports shall be treated confidentially, but are open to inspection by Roxbury's attorneys, and the staff of the Securities and Exchange Commission upon request and as required by law.

        a. Initial Holdings Report. Upon employment at Roxbury, employees are asked to disclose in a written report (1) all Securities held by Employee-Related Accounts and any Beneficial Ownership Account, and (2) the names of each broker, dealer and/or bank at which an Employee-Related Account or a Beneficial Ownership Account maintains a securities account and the title on each such account. See Exhibit A for a copy of this report. New employees are also asked to disclose any outside business ventures. New Employees will be given ten days to sell any Securities they wish to sell as a result of a review of this Personal Trading Policy.

        b. Quarterly Transaction Report. Each employee shall complete a Personal Securities Transaction and Securities Account quarterly report for each calendar quarter even if the employee does not have any personal Securities transactions or new Securities accounts to report and submit the Report to the Compliance Designee no later than 10 days after the end of each calendar quarter. If that day is not a business day, then the Personal Securities Transaction and Securities Account quarterly report shall be submitted no later than the first business day thereafter. See Exhibit B for a copy



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                of this report. Employees shall report the transactions and any new Securities accounts for all Employee-Related Accounts, Employee-Client Accounts and Beneficial Ownership Accounts.

                Each employee shall direct each brokerage firm and/or bank that holds an Employee Related Account to supply the Compliance Designee, on a timely basis, duplicate copies of all trade confirmations and account statements.

      c. Annual Holdings Report. Within thirty days of the adoption of this revised Code of Ethics and within thirty days of the end of each calendar year thereafter, each employee shall report in writing to the Compliance Designee (1) all Securities (including any privately held Securities such as limited partnership or limited liability company membership interests) held by Employee-Related Accounts and any Beneficial Ownership Account, and (2) the names of each broker, dealer and/or bank at which an Employee-Related Account, an Employee Client Account or a Beneficial Ownership Account maintains a Securities account and the name on each such account. See Exhibit C for a copy of this report.

3.    Initial Certification of Compliance.

Upon adoption of this revised Code by Roxbury, each employee shall certify that:
(a) s/he has received this revised Code of Ethics: (b) s/he has read and understands this revised Code of Ethics and recognizes s/he is subject thereto;
(c) s/he has reported all personal Securities transactions required to be reported pursuant to the requirements of the Code of Ethics; (d) s/he has reported the names of each broker, dealer and/or bank where the employee, any Employee-Related Account and any Beneficial Ownership Account has a Securities account; and (e) other than as disclosed on the initial certification, s/he has no knowledge of the existence of any personal conflict of interest which may involve Client Accounts, such as any economic relationship between his/her transactions and Securities held or to be acquired by Client Accounts. The initial certification is included as Exhibit D hereto.

4.    Annual Certification of Compliance.

Each employee shall certify annually that: (a) s/he has real and understands the Code of Ethics and recognizes s/he is subject thereto; (b) s/he has complied with the requirements of the Code of Ethics; (c) s/he has reported all personal Securities transactions required to be reported pursuant to the requirements of the Code of Ethics; (d) s/he has reported the names of each broker, dealer and/ or bank where the employee, any Employee-Related Account and any Beneficial Ownership Account has a Securities account; and (e) other than as disclosed on the annual certification, s/he has no knowledge of the existence of any personal conflict of interest which may involve Client Accounts, such as any economic relationship between his/her transactions and Securities held or to be acquired by Client Accounts. The annual certification is included as Exhibit E hereto.

5.    Reporting violations.

Any employee who becomes aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the Compliance Designee or Roxbury's CEO.

6.    Review of reports and pre-clearance forms.

The Compliance Designee shall be responsible for reviewing all preclearance forms, confirmations of transactions and monthly brokerage or custodial statements for all Employee-Related Accounts, Initial Holdings Reports, Annual Holdings Reports, Initial Certification of Compliance forms, Annual Certification of Compliance forms, Personal Securities Transaction and Securities Account Quarterly Reports and any other documents deemed necessary to assure compliance with this Code of Ethics. The Compliance Designee shall review these documents on a prompt basis.

The Compliance Designee shall prepare a written report each quarter to Roxbury's CEO that describes any issues




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




                that arose during the previous quarter under this Code. The Compliance Designee shall prepare a written report to the governing board of any investment company for which Roxbury acts as adviser or sub-adviser (or as otherwise directed by the governing board's representative) that shall include information about any material violations and sanctions imposed in response to those violations during the prior calendar year or other reporting period requested by the investment company. If appropriate, the Compliance Designee shall certify to the governing board of any investment company for which Roxbury acts as adviser or sub-adviser that Roxbury has adopted procedures reasonably necessary to prevent its employees from violating its Code of Ethics.

        G.      SANCTIONS.

                The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Employee-Related Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by Roxbury's Compliance Committee.

        H.      RETENTION OF RECORDS.

                This Code of Ethics and a copy of each report made by an employee hereunder shall be maintained by Roxbury.

III.    POLICY STATEMENT ON INSIDER TRADING

        Roxbury forbids any employee from trading, either personally or on behalf of others, including client accounts, on material non-public information or communicating material non-public information to others in violation of law. This conduct is frequently referred to as "insider trading." Roxbury's prohibition extends to any employee's activities within and outside his duties at Roxbury. Any questions regarding this section should be referred to Roxbury's Compliance Designee.

        A.      DEFINITION OF INSIDER TRADING

                The term "insider trading" is not defined in federal or state securities laws, but generally refers to the use of non-public material information to trade in securities (whether or not one is an insider) or to communications of material non-public information to others.

                While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                    (1) trading by an insider, while in possession of material, non-public information, or

                    (2) trading by a non-insider, while in possession of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

                    (3) communicating material non-public information to others.

        B.      DEFINITION OF AN INSIDER

                The concept of "Insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition Roxbury may become a temporary insider of a company it advises, or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship at least imply such a duty before the outsider will be considered an insider.

        C.      DEFINITION OF MATERIAL INFORMATION



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



       1. Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

       2. Material information does not have to relate to a company's business. For example, in Carpenter v. U.S. 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

 D.    DEFINITION OF NON-PUBLIC INFORMATION

       Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters, the Wall Street Journal or other publications of general circulation would be considered public.

 E.    PENALTIES FOR INSIDER TRADING

       Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.

       Penalties include:

       (1)    civil injunctions;

       (2)    treble damages;

       (3)    disgorgement of profits;

       (4)    jail sentences;

       (5) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted; and

       (6) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

F.     IDENTIFYING INSIDE INFORMATION

       Before recommending or executing any trade for yourself or others, including client accounts, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

       (1) Report the information and proposed trade immediately to your supervisor.

       (2) Do not purchase or sell the securities on behalf of yourself or others;

       (3) Do not communicate the information inside or outside Roxbury, other than to Roxbury's attorneys.

       (4) After the Management Committee has reviewed the issue, Roxbury will determine whether the information is material and nonpublic and, if so, what action the firm should take.

       (5) In addition, until Roxbury determines whether the information is material, care should be taken so that such information is secure. For example, files containing potentially material nonpublic information should be sealed; access to computer files containing potentially material non-public information should be restricted.

       (6) Security may be put on a "firm-wide" or "departmental restriction" by memorandum.

 G.    CONTACTS WITH PUBLIC COMPANIES

       For Roxbury, contacts with public companies represent an important part of our research efforts. Roxbury may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Roxbury employee becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Roxbury must make a judgment as to its further conduct. To protect yourself, your clients and Roxbury, you should contact a Senior Managing Director or the Compliance Designee immediately if you believe that you may have received material, nonpublic information.

       Every time an employee communicates with an official of a public company, the employee should be sure to identify himself as being associated with an investment advisory firm.

 H.    TENDER OFFERS

       Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Roxbury employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

I.     PROCEDURES TO IMPLEMENT ROXBURY'S PROHIBITION AGAINST INSIDER TRADING

       (1) Personal Securities Transaction Reporting. See Section II.F.2 above for procedures for reporting all personal securities transactions.

       (2) High-Risk Trading Activities. Certain high-risk trading activities, if used by an employee, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action may be necessary to close out the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Roxbury employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each employee to Roxbury may heighten those risks. For example, if Roxbury becomes aware of material, public information about the issuer of the underlying securities, Roxbury employees may find themselves "frozen" in a position in a derivative security. Roxbury will not bear any losses resulting in an account controlled by an employee through the implementation of Roxbury's policy prohibiting insider trading.

        (3) Restriction on Disclosures. Roxbury employees shall not disclose any nonpublic information (whether or not it is material) relating to Roxbury's transactions for its clients to any person outside Roxbury (unless such disclosure has been authorized by Roxbury).

J.      SUPERVISORY PROCEDURES.

        Roxbury has assigned the Compliance Designee the primary responsibility for the implementation and maintenance of Roxbury's prohibition against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.      PREVENTION OF INSIDER TRADING.

        To prevent insider trading, the Compliance Designee should:

        (a) arrange, on a regular basis, an educational program to familiarize Roxbury employees with Roxbury's prohibition against insider trading;

        (b) answer questions regarding Roxbury's prohibition against insider trading;

        (c) resolve issues of whether information received by Roxbury employees is material and nonpublic and determine what action, if any, should be taken;

        (d) review on a regular basis and update as necessary Roxbury's policy and procedures concerning insider trading; and

        (e) when it has been determined that a Roxbury employee has material, nonpublic information:

                (1) implement measures to prevent dissemination of such information; and

                (2) if necessary, restrict employees from trading the securities.

2.      DETECTION OF INSIDER TRADING.

        To detect insider trading, the Compliance Designee should:

                (a) review the quarterly personal securities transaction reports filed by each Roxbury employee;

                (b) review the trading activity of client accounts managed by Roxbury; and

                (c) promptly investigate all reports of any possible violations of Roxbury's Code of Ethics.

3.      SPECIAL REPORTS TO COUNSEL.

        Promptly upon learning of a potential violation of Roxbury's prohibition on insider trading, a written report should be sent to Roxbury's outside counsel providing full details, which may include:

                (a) the name of particular securities involved, if any;

                (b) the date the potential violation was discovered and when the investigation began.

                (c) the accounts and individuals involved;

                (d) actions taken as a result of the investigation, if any; and

                (e) recommendations for further action. If an employee has any questions about whether information is "material" or "non-public", or if an employee is aware of circumstances that might suggest that there has been misuse of inside information, it is important to advise the Compliance Designee at once.

                In addition, any violation of the prohibition on insider trading can be expected to result in serious sanctions by Roxbury, including dismissal of the persons involved.

                                   APPENDIX A

           RULE 16a-1(a)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934

Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

        (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

        (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

                (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-l(a)(4);

                (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                        (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                        (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

                (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                        (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                        (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                (E) A person's interest in securities held by a trust, as specified in Rule 16-8(b); and

                (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

        (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                    EXHIBIT A
--------------------------------------------------------------------------------
                         ROXBURY CAPITAL MANAGEMENT, LLC
                     CODE OF ETHICS INITIAL HOLDINGS REPORT

TO THE COMPLIANCE DESIGNEE OF ROXBURY CAPITAL MANAGEMENT, LLC:

1. I hereby acknowledge receipt of a copy of the Code of Ethics dated 2/15/00 for Roxbury Capital Management, LLC (the "Code").

2. I have read and understand the Code and recognize that I am subject thereto as an employee of Roxbury Capital Management, LLC ("Roxbury").

3. I agree that the terms used in this Report shall have the same meaning as they do in the Code of Ethics dated 2/15/00.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Client Accounts, such as any economic relationship between my transactions and Securities held or to be acquired by Client Accounts.

5. As of the date below, the following are the names of each broker, dealer and/or bank where I, my Employee-Related Accounts, my Employee Client Accounts or my Beneficial Ownership Accounts have a Securities account (you may attach a list instead of completing the information on this form):

===========================================================================================
Title of Account                                  Name of Broker/Dealer or Bank
----------------                                  -----------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

6. As of the date below, the list below includes all Securities which I, my Employee-Related Accounts, my Employee Client Accounts and my Beneficial Ownership Accounts hold (you may attach a list instead of completing the information on this form):

===========================================================================================
                          Number of        Name of                    Relation of Employee
                          ---------        Account Holder             to Account Holder
     Name of Security     Shares           --------------             -----------------
     ----------------     ------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

     NOTE: DO NOT REPORT OWNERSHIP OF U.S. GOVERNMENT OBLIGATIONS AND REGISTERED OPEN-END MUTUAL FUNDS.

7. The following is a list of all businesses other than Roxbury for which I work or from which I receive direct or indirect compensation, including any boards of directors or trustees on which I serve with or without compensation:

===========================================================================================
Description of
Name and Address of Business             Description of My Role   Compensation
----------------------------             ----------------------   ------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

Date:
     ------------------------------------

Signature: X                              Print Name:
          -------------------------------            ---------------------------

                                    EXHIBIT B
--------------------------------------------------------------------------------
                         ROXBURY CAPITAL MANAGEMENT, LLC
     PERSONAL SECURITIES TRANSACTION AND SECURITIES ACCOUNT QUARTERLY REPORT
For the quarter ended
                     ----------------------------------

Rule 204-2 (a)(12) under the Investment Advisers Act requires employees of an investment adviser to report within ten days of the end of every calendar quarter all personal Securities transactions in which the employee acquires a direct or indirect beneficial interest as that term is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. Rule 17j-1 under the Investment Company requires employees of an investment adviser to an investment company to report, within ten days of the end of every calendar quarter, information about any new Securities account for the employee at a broker, dealer or bank. Roxbury Capital Management, LLC ("Roxbury") also requires reporting of all personal Securities transactions and all new Securities accounts at a broker, dealer or bank for Employee-Related Accounts or Employee Client Accounts as those terms are defined in Roxbury's Code of Ethics. I hereby certify that this report reflects all personal Securities transactions and all new securities accounts established at a broker, dealer or bank during the above-referenced quarter for me and all of my Employee-Related Accounts, my Employee Client Accounts and my Beneficial Ownership Accounts, as those terms are defined in Roxbury's Code of Ethics.

The term "Securities" includes any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships, limited liability companies, except U.S. government obligations and registered open end mutual funds.

IF NO REPORTABLE TRANSACTIONS TOOK PLACE DURING THE ABOVE REFERENCED QUARTER, CHECK THE BOX: [ ]

The following lists all transactions in Securities for me, my Employee-Related Accounts, my Employee Client Accounts and my Beneficial Ownership Accounts during the above-referenced quarter (you may attach a list instead of completing the information on this form):

-----------  ------------  ------    ---------------      -----------    ---------   --------------
  Date of    Security and  No. Of    Dollar Amount of      Nature of     Price Per   Broker or Bank
Transaction     Class      Shares      Transaction        Transaction      Share
-----------  ------------  ------    ---------------      -----------    ---------   --------------

-----------  ------------  ------    ---------------      -----------    ---------   --------------


-----------  ------------  ------    ---------------      -----------    ---------   --------------



DID YOU OBTAIN PRE-CLEARANCE FROM THE TRADING DEPARTMENT FOR EACH OF THE ABOVE TRANSACTIONS? [ ]YES [ ] NO

   NOTE: INSTEAD OF LISTING TRANSACTIONS, AN EMPLOYEE MAY ATTACH CONFIRMATIONS FOR EACH TRANSACTION. IF YOU CHOOSE TO ATTACH CONFIRMATIONS, PLEASE LIST THE NUMBER OF ATTACHED CONFIRMATIONS:_____


Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client Account such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Roxbury's client.

IF NO NEW SECURITIES ACCOUNT WAS ESTABLISHED BY ME, AN EMPLOYEE-RELATED ACCOUNT, AN EMPLOYEE CLIENT ACCOUNT OR A BENEFICIAL OWNERSHIP ACCOUNT DURING THE ABOVE REFERENCED QUARTER, CHECK THE BOX AND SIGN BELOW. [ ]

The following lists the names of each broker, dealer and/or bank where I, my Employee-Related Accounts, my Employee Client Accounts and my Beneficial Ownership Accounts established a securities account during the above-referenced quarter (you may attach a list instead of completing the information on this form):

================================================================================
        Title of Account                     Name of Broker/Dealer or Bank
        ----------------                     -----------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Date:
     ------------------------------------------------

Signature:X
          -------------------------------------------

Print Name:
           -------------------------------------------

                                    EXHIBIT C
                         ROXBURY CAPITAL MANAGEMENT, LLC
                      CODE OF ETHICS ANNUAL HOLDINGS REPORT

TO THE COMPLIANCE DESIGNEE OF ROXBURY CAPITAL MANAGEMENT, LLC:

1. I agree that the terms used in this report shall have the same meaning as they do in the Code of Ethics dated 2/15/00.

2. As of the date below, the following are the names of each broker, dealer and/or bank where I, my Employee-Related Accounts, my Employee Client Accounts and my Beneficial Ownership Accounts in have a Securities account (you may attach a list instead of completing the information on this form):


================================================================================
Title of Account                           Name of Broker/Dealer or Bank
-----------------                          ------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. As of the date below, the list below includes all Securities which I, my Employee-Related Accounts my Employee Client Accounts and my Beneficial Ownership Accounts hold (you may attach a list instead of completing the information on this form):
================================================================================
                      Number of     Name of             Relation of Employee
Name of Security      Shares        Account Holder      to Account Holder
----------------      ------        --------------      -----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


NOTE: DO NOT REPORT OWNERSHIP OF U.S. GOVERNMENT OBLIGATIONS AND REGISTERED
      OPEN-END MUTUAL FUNDS.

Date:
     --------------------------------------

Signature:X                                   Print Name:
          ---------------------------------              ---------------------

                                    EXHIBIT D
-------------------------------------------------------------------------------

           REVISED CODE OF ETHICS INITIAL CERTIFICATION OF COMPLIANCE

        To the Board of Directors of Roxbury Capital Management, LLC:

                1. I hereby acknowledge receipt of a copy of the Code of Ethics dated 2/15/00 for Roxbury Capital Management, LLC (the "Code").

                2. I hereby certify that I have read and understand the Code and recognize that I am subject thereto as an employee of Roxbury Capital Management, LLC ("Roxbury").

                3. Except as noted below, I hereby certify that I have reported to Roxbury all Securities transactions required to be reported pursuant to the Code.

                4. Except as noted below, I hereby certify that I have reported to Roxbury the names of each broker, dealer and/or bank required to be reported pursuant to the Code.

                5. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Roxbury's clients, such as any economic relationship between my transactions and Securities held or to be acquired by Roxbury's clients.



Date:
     -------------------------------------------------------

Signature:X
          --------------------------------------------------

Print Name:
           -------------------------------------------------

                                   EXHIBIT E

--------------------------------------------------------------------------------

                 CODE OF ETHICS ANNUAL CERTIFICATION OF COMPLIANCE

        To the Board of Directors of Roxbury Capital Management, LLC:

        1. I have read and understand the Code of Ethics dated 2/15/00 for Roxbury Capital Management, LLC (the "Code") and recognize that I am subject thereto as an employee of Capital Management, LLC ("Roxbury").

        2. I hereby certify that, during the year ended December 31, __, I have complied with the requirements of the Code.

        3. I hereby certify that, during the year ended December 31, __, I have reported to Roxbury all Securities transactions required to be reported pursuant to the Code.

        4. Except as noted below, I hereby certify that, during the year ended December 31, __, I have reported to Roxbury the names of each broker, dealer and/or bank required to be reported pursuant to the Code.

        5. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Client Accounts, such as any economic relationship between my transactions and Securities held or to be acquired by Client Accounts.





Date:
     -------------------------------------------------------------------------
Signature: X
          --------------------------------------------------------------------
Print Name:
           -------------------------------------------------------------------

                                   EXHIBIT F
--------------------------------------------------------------------------------
               REQUEST FOR PERSONAL INVESTMENT TRANSACTION APPROVAL

Valid only through the business day on which approval was given. Any transaction, or portion thereof, not so completed will require a new approval. Please forward a signed copy of this form to: (see bottom of form for copy distribution).

REMINDER: SEND COPIES OF STATEMENTS AND CONFIRMS TO ROXBURY CAPITAL MANAGEMENT,
   LLC, 100 WILSHIRE BLVD., SUITE 600, SANTA MONICA, CA 90401,
   ATTN: CORPORATE COMPLIANCE

NAME:                                                      DATE:
     -----------------------------------------------------      ----------------
DEPARTMENT:
           ---------------------------------------------------------------------
                                                     TIME STAMP:

(Check one)     [ ]   Buy
                [ ]   Sell

                ______Number of Shares


                                   TRANSACTION

Security:
         --------------------------------------------------------------
Ticker Symbol:
              ---------------------------------------------------------

Have you held this Security or an economically equivalent Security (such as an option to purchase or sell the Security, or a bond or other security convertible into the Security) for at least 30 days? Yes__ No__

Is this Security on Roxbury's watch list? Yes__ No__

                      (CHECK APPROPRIATE DESCRIPTION BELOW)

        EQUITY:         [ ]  Common Stock    FIXED:      [ ] Corporate Bond
                        [ ]  ADR                         [ ] Convertible
                        [ ]  Other_____                  [ ] High-yield Bond
        MUTUAL FUND: [ ]                                 [ ] Municipal Bond
        (Closed end)

I hereby request permission to effect a transaction in the Security as indicated above for my account or an Employee-Related Account. I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and certify that this request is made in compliance with the Code of Ethics.

Signature of person requesting approval: X
                                         ---------------------------------------
                                             TRANSACTION APPROVAL
Approved by: Signature: X                                       Date:
                         --------------------------------------      -----------
                                                                    FINANCE COPY
            Form RPTA - 2/15/00                                         (White)

                       (PLEASE SEE REVERSE SIDE OF FORM)

              REQUEST FOR PERSONAL INVESTMENT TRANSACTION APPROVAL
                                (EMPLOYEE COPY)

               Shortened Version of Personal Trading Restrictions
            (See Code of Ethics for definitions and complete version)

SECURITY: "Security" means any interest or instrument commonly known as a security, including stocks, bonds, notes, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interest in limited partnerships except for purposes of this personal trading policy the term "security" does not include any U.S. government obligation or the shares of any open-end mutual fund.

Trading Program: "Trading Program" means the purchase or sale of a Security across the majority of existing Client Accounts managed in a particular investment style. In addition, Institutional Accounts, Private Client Group Accounts and Wrap Accounts shall each be considered a different investment style for the purpose of defining a "Trading Program." A Trading Program does not include purchases or sales of Securities for new Client Accounts or as a result of additions to, or withdrawals from, one or more Client Accounts.

Prohibited Transactions: No Employee-Related account shall:

1. Purchase or sell any publicly traded Security without the prior written approval of the Compliance Designee on the same day as the transaction occurs. If an employee is unable to complete the trade before the end of the business day, the employee will need to obtain approval on the next day that the employee wishes to make the purchase or sale. If an employee places a "limit order" on the transaction and the order is not completed during the day on which the approval is given, the remaining order must be re-approved by the Compliance Designee.

2. Purchase any Security that Roxbury is purchasing for any Client Accounts pursuant to a Trading Program until all purchases for Client Accounts pursuant to the Trading Program have been completed.

3. Purchase any Security that is being sold pursuant to a Trading Program until five (5) business days after all sales for Client Accounts pursuant to the Trading Program have been completed.

4. Sell any Security that Roxbury is selling for any Client Accounts pursuant to a Trading Program until all sales for Client Accounts pursuant to the Trading Program have been completed.

5. Sell any Security that is being purchased pursuant to a Trading Program until five (5) business days after all purchases for Client Accounts pursuant to the Trading Program have been completed.

6. Purchase or sell any Security that Roxbury is purchasing or selling for any Client Accounts other than as a result of a Trading Program, on any given day until all orders for such purchases or sales have been completed.

7. Purchase or sell any Securities on the "Watch List" even if Roxbury currently holds the Security for Client Accounts.

8. Purchase or sell any options without the prior written approval of the Compliance Designee except that employees may receive options to purchase interests in Roxbury Capital Management, LLC.

9. Sell short any Security without the prior written approval of the Compliance Designee.

10. Sell any Security until at least 30 days after it has been purchased without the prior written approval of the Compliance Designee.

11. Purchase any Security in an initial public offering ("IPO") unless: (a) the reason the Employee-Related Account has access to the IPO is not related to the employee's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing and given a written justification for his decision.

12. Purchase any Security in an initial secondary offering unless: (a) the reason the Employee-Related Account has access to the secondary offering is not related to the employee's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing.

13. Purchase or sell any Security in a private placement of Securities unless:

        (a) the Security is an option to purchase an interest, or an interest, in Roxbury Capital Management, LLC;

        (b) the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities; or

        (c) the Compliance Designee has approved the private placement transaction in writing and given a written justification for his decision including a written explanation of why the private placement transaction is not appropriate for any Client Account or Roxbury's 401(k) plan.

14. Purchase or sell any Security in a block trade in which Client Accounts participate.

The above prohibitions shall apply to all Securities transactions except the following:

        (1) Transactions that result from an automatic dividend reinvestment plan;

        (2) Purchases effected upon the exercise of rights issued by an issuer pro rated to all holders of a class of its Securities and sales of such rights so acquired; or

        (3) Transaction over which the employee has no control, including a margin call if the brokerage firm has the authority to determine, in its sole discretion, the Security(ies) to be sold.


Sanctions: The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Employee-Related Accounts,
        (4) temporary suspension of employment, (5) termination of employment,
        (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by Roxbury's Compliance Committee.